Exhibit 10.2
EARNOUT RECONCILIATION AGREEMENT
     EARNOUT RECONCILIATION AGREEMENT, made and entered into as of the 17th day of July, 2006, by and between eFunds Corporation, a Delaware corporation (the “Purchaser”), and JackMac, Inc. (f/k/a Benton Consulting Partners), a California corporation (the “Seller”).
     WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement, dated as of January 30, 2004 (the “Purchase Agreement”);
     WHEREAS, capitalized terms used without definition herein shall have the meanings assigned to such terms in the Purchase Agreement;
     WHEREAS, Exhibit A to the Purchase Agreement describes certain contingent cash payments that could become payable if the acquired Business achieved certain Performance Metrics following the Closing Date; and
     WHEREAS, the parties are desirous of documenting the full and final settlement of the contingent cash payments owing in respect of the Performance Metrics.
     NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:
     1. Previously-Achieved Performance Metrics. The parties agree that PM Nos. 1 and 2 have been achieved and that the Purchaser has already remitted an aggregate of $46,500 to the Seller in respect of the same.
     2. Performance Metric No. 3. The parties agree that substantial progress was made towards the achievement of this objective and that payment of one-half of the scheduled $108,500 contingent payment is appropriate under the circumstances presented.
     3. Performance Metric No. 4. The parties agree that this objective was achieved and that payment of the entire $93,000 contingent payment is warranted.
     4. Performance Metric No. 5. The parties agree that changing corporate priorities deflected the efforts to accomplish this objective and that payment of one-half of the scheduled $62,000 contingent payment is appropriate under the circumstances presented.
     5. Full and Final Settlement. In accordance with the foregoing, the parties hereby agree that the Purchaser shall, within five business days of the date of this agreement, remit the sum of $178,250 to the Seller, such amount to constitute the full and final settlement of all amounts owing under the Purchase Agreement in respect of the Purchaser’s acquisition of the Business.
     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above-written.

eFUNDS CORPORATION

By:	/s/ Paul F. Walsh
Its:

JACKMAC, INC.

By:	/s/ Jack Benton
Its: